Exhibit 99.1

MPG Reports Record Net Sales and Adjusted EBITDA for Full Year 2015; Announces Share Repurchase Program and Fourth Quarter Dividend

SOUTHFIELD, Mich., Feb. 25, 2016 /PRNewswire/ -- Metaldyne Performance Group Inc. (NYSE: MPG), a leading provider of highly-engineered components for use in powertrain and safety-critical applications for the global light, commercial and industrial vehicle markets, today reported the following financial results for its fourth quarter and full year 2015 results.

Fourth Quarter 2015 Financial Highlights:

  Net sales were $735.3 million compared to $762.2 million in the fourth quarter of 2014. Quarterly sales, normalized for metals and FX, were $783.8 million resulting in a 2.8% increase.
  Gross profit increased 1% to $119.3 million for the quarter compared to $118.0 million the same quarter in 2014.
  Net income attributable to stockholders for the quarter was $20.7 million, resulting in diluted earnings per share of $0.29.
  Adjusted EBITDA for the quarter was $123.2 million, or 16.8% of net sales.
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $52.6 million for the quarter, or 7.2% of net sales.
  A fourth consecutive quarterly dividend declared of $0.09 per share for shareholders of record as of April 12th, payable April 26th.

Full Year 2015 Financial Highlights:

  Net sales increased 12.2% to $3,047.3 million, compared to $2,717.0 million for the full year in 2014.
  Gross profit increased 22.0% to $516.1 million for 2015, compared to $422.9 million in 2014.
  Net income attributable to stockholders for the period was $125.4 million, resulting in diluted earnings per share of $1.80.
  Adjusted EBITDA was $538.2 million or 17.7% of net sales, an increase of nearly $60 million from 2014.
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $318.6 million or 10.5% of net sales.
  Record new business awards (based upon peak annual net sales) of $727 million.
  Total net debt reduction of $89 million in 2015.
  2015 dividends totaling $18 million or $0.27 per share
  MPG's board of directors has authorized a share repurchase program of up to $25 million.

Commenting on the Company's results, George Thanopoulos, Chief Executive Officer of MPG, stated,

"We are very pleased with our record results in our first full year as a public company. Our new business wins reflect our belief that by creating MPG we can accelerate long-term profitable growth.

We continued our focus on value creation through a balanced capital allocation by reinvesting in our business, prepaying debt and continuing to pay dividends. In addition, our Board of Directors recently authorized a share repurchase program of up to $25 million allowing us to use current valuation levels as an opportunity for value creation.

We are very proud of our accomplishments in 2015 and we remain committed to executing our core value creation and growth strategy in 2016 and beyond."

Business Outlook:
For fiscal 2016, MPG maintains guidance as follows:

  Net sales $2.75 - $2.95 billion
  Adjusted EBITDA between $500 and $540 million
  Capital expenditures between $190 and $210 million
  Adjusted Free Cash Flow between $310 and $330 million

Conference Call:
The Company will hold a conference call to discuss its fourth quarter and full year 2015 results today at 8:00 a.m. EST on February 25. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.mpgdriven.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications.

The dial-in phone number for the conference call is:

U.S.	1-877-201-0168
International	1-647-788-4901
Conference ID	26205877

A live webcast of the conference call and the fourth quarter and full year 2015 press release will also be available online at http://investors.mpgdriven.com.

For those unable to participate in the conference call, a replay will be available from 11:00 a.m. EST on February 25th until 11:59 p.m. EST on March 3rd. The replay dial-in phone number is:

U.S.	1-855-859-2056
International	1-404-537-3406
Passcode	26205877

About MPG:
MPG is a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets. MPG produces these components using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG's metal-forming manufacturing technologies and processes include aluminum die casting, forging, iron casting and powder metal forming as well as advanced machining and assembly. Headquartered in Southfield, Michigan, MPG has a global footprint spanning 60 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. For more information, visit www.mpgdriven.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release and any related statements contain certain "forward-looking statements" about MPG's financial results and estimates and business prospects within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "projects," "believes," "seeks," "targets," "forecasts," "estimates," "will" or other words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business, prospects and financial performance; the industry outlook, our backlog and our 2016 financial guidance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory, and other factors and risks, among them being: volatility in the global economy impacting demand for new vehicles and our products; a decline in vehicle production levels, particularly with respect to platforms for which we are a significant supplier, or the financial distress of any of our major customers; cyclicality and seasonality in the light vehicle, industrial and commercial vehicle markets; our significant competition; our dependence on large-volume customers for current and future sales; a reduction in outsourcing by our customers, the loss or discontinuation of material production or programs, or a failure to secure sufficient alternative programs; our failure to offset continuing pressure from our customers to reduce our prices; our inability to realize all of the sales expected from awarded business or fully recover pre-production costs; our failure to increase production capacity or over-expanding our production in times of overcapacity; our reliance on key machinery and tooling to manufacture components for powertrain and safety-critical systems that cannot be easily replicated; program launch difficulties; a disruption in our supply or delivery chain which causes one or more of our customers to halt production; the damage to or termination of our relationships with key third-party suppliers; work stoppages or production limitations at one or more of our customer's facilities; a catastrophic loss of one of our key manufacturing facilities; failure to protect our know-how and intellectual property; the disruption or harm to our business as a result of any acquisitions or joint ventures we make; a significant increase in the prices of raw materials and commodities we use; our failure to maintain our cost structure; the incurrence of significant costs if we close any of our manufacturing facilities; potential significant costs at our facility in Sandusky, Ohio; the incurrence of significant costs, liabilities, and obligations as a result of environmental requirements and other regulatory risks; extensive and growing governmental regulations; the incurrence of material costs related to legal proceedings; our inability to recruit and retain key personnel; any failure to maintain satisfactory labor relations; pension and other postretirement benefit obligations; risks related to our global operations; competitive threats posed by global operations and entering new markets; foreign exchange rate fluctuations; our substantial indebtedness; our inability, or the inability of our customers or our suppliers, to obtain and maintain sufficient debt financing, including working capital lines; our exposure to a number of different tax uncertainties; the mix of profits and losses in various jurisdictions adversely affecting our tax rate.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release and in our public filings, including under the heading "Risk Factors" in our filings that we make from time to time with the Securities and Exchange Commission. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Financial Measures

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items, including (i) gains and losses on foreign currency and fixed assets and debt transaction expenses, (ii) stock-based compensation and other non-cash charges, (iii) sponsor management fees and other income and expense items that we consider to be not indicative of our ongoing operations, (iv) specified non-recurring items and (v) other adjustments.

We believe Adjusted EBITDA is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management uses Adjusted EBITDA (i) as a measurement to compare our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with our agreements governing our indebtedness. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management.

For a reconciliation of Adjusted EBITDA to income before tax, the most directly comparable measure determined under U.S. generally accepted accounting principles ("GAAP"), see "US GAAP RECONCILIATION OF INCOME BEFORE TAX TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Adjusted Free Cash Flow
We define Adjusted Free Cash Flow as Adjusted EBITDA less capital expenditures. Capital expenditures are on an accrual basis of accounting and can be calculated by taking the capital expenditures found in the investing section of our consolidated statements of cash flows and adjusting for the change in the period of the capital expenditures in accounts payables found in the supplemental cash flow information on our consolidated statements of cash flows. We present Adjusted Free Cash Flow because our management considers it to be a useful, supplemental indicator of our performance. When measured over time, Adjusted Free Cash Flow provides supplemental information to investors concerning our results of operations and our ability to generate cash flows to satisfy mandatory debt service requirements and make other non-discretionary expenditures.

For a reconciliation of Adjusted Free Cash Flow to net income, the most directly comparable GAAP measure, see "US GAAP RECONCILIATION OF NET INCOME BEFORE TAX TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Net new business backlog
Net new business backlog, which we measure as anticipated net product sales from incremental business for the next four years, net of Programs being phased out and any contractual pricing changes, was approximately $222 million as of December 31, 2015. We are typically awarded Programs one to three years prior to the start of production on new and replacement business. Due to the timing of the OEM sourcing cycle, our anticipated net product sales were measured based on contracts to be fulfilled during 2016 through 2019. Our estimate of anticipated net product sales includes formally awarded new Programs, Programs which we believe are highly probable of being awarded to us, and expected volume and pricing changes on existing Programs. Our estimate may be impacted by various assumptions including vehicle production levels on new and replacement Programs, customer price reductions, scrap prices, material price indices, currency exchange rates and the timing of Program launches. Therefore, this anticipated net product sales information could differ significantly from actual firm orders or firm commitments, and awards of business do not represent guarantees of production volumes or revenues.

Contacts
Investor Relations
Paul Suber
Vice President, Business Development & Investor Relations
investors@mpgdriven.com
248-727-1829

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	Year Ended December 31,
	2015	2014
Assets
Cash and cash equivalents	$ 168.2	156.5
Accounts receivable, net
Trade	309.1	312.9
Other	35.4	31.9
Total receivables, net	344.5	344.8
Inventories	186.8	204.8
Deferred tax assets	-	12.4
Prepaid expenses	15.0	13.0
Other current assets	21.5	14.5
Total current assets	736.0	746.0

Property, plant and equipment, net	786.0	750.2
Goodwill	907.7	907.7
Intangible assets, net	708.9	778.5
Deferred income taxes, non current	1.7	1.4
Other assets	36.9	40.8
Total assets	$ 3,177.2	3,224.6

Liabilities / Equity
Accounts payable	$ 248.9	285.5
Accrued compensation	55.2	50.9
Accrued liabilities	66.8	79.9
Short-term debt	0.7	1.6
Current portion of long-term debt	14.5	16.5
Total current liabilities	386.1	434.4

Long term debt	1,846.7	1,920.3
LT capital lease obligation	22.5	23.4
Long-term debt, net of current portion	1,869.2	1,943.7
Deferred tax liabilities	231.3	260.7
Other liabilities	51.6	60.8
Long term liabilities	2,152.1	2,265.2
Total liabilities	2,538.2	2,699.6

Common stock	0.1	0.1
Paid-in capital	856.2	827.3
Deficit	(162.9)	(269.7)
Accumulated other comprehensive loss	(57.3)	(35.2)
Total common shareholders' equity	636.1	522.5
Noncontrolling interest	2.9	2.5
Total equity	639.0	525.0
Total liability and equity	$ 3,177.2	3,224.6

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except per share amounts)

	Quarter Ended December 31, 2015	Quarter Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2014
Net Sales	$ 735.3	762.2	3,047.3	2,717.0
Cost of sales	616.0	644.2	2,531.2	2,294.1
Gross profit	119.3	118.0	516.1	422.9

Selling, general and administrative	70.9	60.3	249.7	194.6
Goodwill impairment	-	11.8	-	11.8
Acquisition costs	-	-	-	13.0
Operating income	48.4	45.9	266.4	203.5
Interest expense, net	27.0	29.5	107.5	99.9
Loss on debt transactions	-	60.4	0.4	60.7
Other, net	(7.2)	(4.2)	(15.4)	(11.3)
Other expense, net	19.8	85.7	92.5	149.3
Income (loss) before tax	28.6	(39.8)	173.9	54.2
Income tax provision (benefit)	$ 7.8	(50.2)	48.1	(19.1)
Net income	20.8	10.4	125.8	73.3
Income attributable to noncontrolling interest	0.1	0.1	0.4	0.4
Net Income attributable to stockholders	$ 20.7	10.3	125.4	72.9
Weighted average shares outstanding	67.7	68.4	67.3	67.1

Net income per share attributable to stockholders
Basic	0.30	0.15	1.86	1.09
Diluted	0.29	0.15	1.80	1.06

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net income	$125.8	73.3
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	229.8	210.8
Debt fee amortization	3.2	6.3
Loss on debt extinguishment	0.4	60.7
Goodwill impairment	-	11.8
Loss on fixed asset dispositions	2.9	2.1
Deferred income taxes	(14.8)	(88.4)
Recognition of deferred revenue	(0.8)	(1.0)
Noncash interest expense	1.1	0.9
Write-down of purchase price receivable	-	-
Stock-based compensation expense	27.7	17.3
Foreign currency adjustment	(11.2)	(12.7)
Other	6.2	3.8
Changes in assets and liabilities:
Receivables, net	(5.8)	20.2
Inventories	12.0	(15.6)
Prepaid expenses and other assets	(10.3)	(1.0)
Accounts payable, accrued liabilities and accrued compensation	(28.5)	22.6
Long-term assets and liabilities, other	(7.7)	(5.9)
Net cash provided by operating activities	330.0	305.4
Cash flows from investing activities:
Capital expenditures	(226.3)	(156.4)
Proceeds from sale of fixed assets	4.0	1.4
Capitalized patent costs	(0.4)	(0.2)
Grede Transaction, net of cash acquired	-	(829.7)
Release of escrow from the Metaldyne Transaction	-	-
Net cash used for investing activities	(222.7)	(984.9)
Cash flows from financing activities:
Cash dividends	(18.2)	(111.3)
Other stock activity	-	(2.4)
Proceeds from stock issuance	3.0	260.5
Excess tax benefit on stock-based compensation	1.9	-
Cash settlement of equity awards	(3.6)	-
Borrowings of short-term debt	14.3	388.8
Repayments of short-term debt	(14.6)	(407.4)
Proceeds of long-term debt	1,326.6	2,658.3
Principal payments of long-term debt	(1,391.8)	(1,952.1)
Payment of debt issue costs	(0.1)	(45.4)
Proceeds of other debt	1.4	0.9
Principal payments of other debt	(5.0)	(7.7)
Payment of offering related costs	(0.1)	(5.6)
Payment of contingent consideration for the Metaldyne Transaction	-	-
Net cash provided by (used for) financing activities	(86.2)	776.7
Effect of exchange rates on cash	(9.4)	(8.9)
Net increase in cash and cash equivalents	$11.7	88.3
Cash and cash equivalents:
Cash and cash equivalents, beginning of period	$156.5	68.2
Net increase in cash and cash equivalents	11.7	88.3
Cash and cash equivalents, end of period	$168.2	156.5
Supplementary cash flow information:
Cash paid for income taxes, net	$67.6	63.9
Cash paid for interest	102.6	74.6
Noncash transactions:
Capital expenditures in accounts payables	29.5	36.2
Dividends on restricted stock awards not yet paid	0.3	-

METALDYNE PERFORMANCE GROUP INC.
US GAAP RECONCILIATION OF INCOME BEFORE TAX TO ADJUSTED EBITDA
AND ADJUSTED FREE CASH FLOW

(In millions)

	Quarter End December 31,		Year End December 31,
	2015	2014	2015	2014

Income before tax	$ 19.5	(39.8)	173.9	54.2

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	$ 27.0	29.6	107.5	99.9
Loss on debt extinguishment	-	60.4	0.4	60.7
Depreciation and amortization	57.7	58.4	229.8	210.8
Unadjusted EBITDA	$ 113.3	108.6	511.6	425.6

Adjustments to Arrive at Adjusted EBITDA	$ (8.5)	(4.2)	(20.2)	(15.7)
Gain on foreign currency
Loss on fixed assets	0.9	0.7	2.8	2.1
Debt transaction expenses	-	0.1	1.7	3.0
Stock-based compensation expense	12.3	2.8	27.7	17.3
Sponsor management fee	-	1.4	-	5.1
Non-recurring acquisition and purchase accounting related items	1.6	0.2	3.0	23.0
Non-recurring operational items	3.6	16.1	11.6	18.2
Adjusted EBITDA	$ 123.2	125.7	538.2	478.6

Capital expenditures	70.6	78.1	219.6	177.2

Adjusted Free Cash Flow	$ 52.6	47.6	318.6	301.4

METALDYNE PERFORMANCE GROUP INC.
RECONCILATION OF 2016 GUIDANCE
OF INCOME BEFORE TAX TO ADJUSTED EBITDA

(In millions)

	2016 Guidance	2016 Guidance
	Low End of Range	High End of Range
Income before tax	$ 131.2	171.2

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	$ 104.4	104.4
Depreciation and amortization	238.4	238.4
Unadjusted EBITDA	$ 474.0	514.0

Adjustments to Arrive at Adjusted EBITDA
Stock-based compensation expense	$ 22.9	22.9
Non-recurring operational items and other (1)	3.1	3.1
Adjusted EBITDA	$ 500.0	540.0

(1) Non-recurring operational items include charges for disposed operations and other.